August 28, 2025

ABS Long/Short Strategies Fund

235 West Galena Street

Milwaukee, Wisconsin 53212

Re:	ABS Long/Short Strategies Fund, File Nos. 333-25521and 811-23079

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the ABS Long/Short Strategies Fund’s Registration Statement filed on Form N-2 August 28, 2023. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 under the Securities Act of 1933 (Amendment No. 22 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP